ARTICLES OF MERGER
                                     BETWEEN
                                   @EBS, INC.
                                       AND
                       ELECTRONIC BUSIENSS SERVICES, INC.

                               ARTICLES OF MERGER

                                       OF

                                   @EBS, INC.

                                       AND

                       ELECTRONIC BUSINESS SERVICES, INC.



To the Department of State
State of Florida


Pursuant to the provisions of the Florida Business Corporation Act, the domestic business corporation and the foreign business corporation herein named do hereby submit the following articles of merger.

                  1. Annexed hereto and made a part hereof is the Plan of Merger for merging @ebs, inc., a Florida corporation ("@ebs"), with and into Electronic Business Services, Inc., a Delaware corporation ("EBSI").

                  2. The shareholders of @ebs entitled to vote on the aforesaid Plan of Merger of @ebs with and into EBSI approved and adopted the Plan of Merger at a meeting of said shareholders held on May 27, 1999.

                  3. The shareholders of EBSI entitled to vote on the aforesaid Plan of Merger approved and adopted the Plan of Merger by written consent given by them on October 4, 1999.

                  4. The merger of @ebs with and into EBSI is permitted by the laws of Delaware, the jurisdiction of organization of EBSI, and has been authorized in compliance with said laws. The date of approval and adoption of the Plan of Merger by the shareholders of EBSI was October 4, 1999.

                  5. The effective time and date of the merger herein provided for in the State of Florida shall be 10 a.m. on October 8, 1999.

Executed on October 4, 1999.    @ebs, inc.


                                By: /s/ HAROLD S. FISCHER
                                ------------------------------------------------
                                Name:   Harold S. Fischer
                                Title:  President and Chief Executive Officer


                                ELECTRONIC BUSINESS SERVICES, INC.


                                By: /s/ HAROLD S. FISCHER
                                ------------------------------------------------
                                Name:   Harold S. Fischer
                                Title:  President and Chief Executive Officer